            As filed with the Securities and Exchange Commission on June 4, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              DEPOTECH CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                       33-0387911
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             10450 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                 --------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plans)

                                 --------------

                               Edward L. Erickson
                      President and Chief Executive Officer
                              DEPOTECH CORPORATION
             10450 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 625-2424
          (Telephone number, including area code, of agent for service)

                                 --------------

       This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the 1995 Stock Option/Stock Issuance Plan.

                                 --------------

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed           Proposed
   Title of                                                    Maximum            Maximum
  Securities                               Amount             Offering           Aggregate             Amount of
     to be                                 to be               Price             Offering            Registration
  Registered                             Registered           per Share            Price                  Fee
  ----------                             ----------           ---------         ----------          ------------
Common Stock (under 1995
Stock Option/Stock
Issuance Plan) ...................   1,000,000 shares(1)      $13.4375(2)       $13,437,500(2)         $4071.97

-----------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(h) on the basis of the average of the high and low prices reported for the Company's Common Stock on May 29, 1997.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registration Statement on Form S-8 filed by DepoTech Corporation (the "Registrant") on September 28, 1995 with the Securities and Exchange Commission as Registration No. 33-97488 (the "1995 Registration Statement") are incorporated herein by reference into this Registration Statement.

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

         The Company initially registered 1,497,751 shares of Common Stock issuable pursuant to its 1995 Stock Option/Stock Issuance Plan (the "Plan") by means of the 1995 Registration Statement. This Registration Statement shall register an additional 1,000,000 shares of Common Stock issuable pursuant to the Plan, as authorized by the Company's shareholders at the Company's Annual Shareholders' Meetings held on May 14, 1996 and May 14, 1997.


                                    EXHIBITS

Exhibit Number        Exhibit
--------------        -------
      5.1             Opinion and consent of Brobeck, Phleger & Harrison LLP
     23.1             Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1
     23.2             Consent of Ernst & Young LLP, Independent Auditors
     24.1             Power of Attorney.  Reference is made to page II-2 of this
                      Registration Statement
     99.1             1995 Stock Option/Stock Issuance Plan, as amended

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 4th day of June, 1997.

                                       DEPOTECH CORPORATION


                                       By  /s/ Edward L. Erickson
                                          --------------------------------
                                          Edward L. Erickson
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of DepoTech Corporation, a California corporation, do hereby constitute and appoint Edward L. Erickson and Dana S. McGowan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                                   Date
---------                         -----                                   ----

/s/ Edward L. Erickson            President, Chief Executive Officer      June 4, 1997
-----------------------------     and Director (Principal
Edward L. Erickson                Executive Officer)


/s/ Dana S. McGowan               Senior Director, Finance and            June 4, 1997
-----------------------------     Administration, Chief
Dana S. McGowan                   Financial Officer and
                                  Treasurer (Principal
                                  Financial and Accounting Officer)


/s/ Roger C. Davisson             Director                                June 4, 1997
-----------------------------
Roger C. Davisson


/s/ George W. Dunbar, Jr.         Director                                June 4, 1997
-----------------------------
George W. Dunbar, Jr.

/s/ Stephen B. Howell             Director                                 June 4, 1997
-----------------------------
Stephen B. Howell


/s/ Fred A. Middleton             Chairman of the Board and Director       June 4, 1997
-----------------------------
Fred A. Middleton


/s/ Peter Preuss                  Director                                 June 4, 1997
-----------------------------
Peter Preuss


/s/ Pieter J. Strijkert           Director                                 June 4, 1997
-----------------------------
Pieter J. Strijkert

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              DEPOTECH CORPORATION

                                  EXHIBIT INDEX


        Exhibit
        Number    Exhibit
        -------   -------

         5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP
         23.1     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.1
         23.2     Consent of Ernst & Young LLP, Independent Auditors
         24.1 Power of Attorney. Reference is made to page II-2 of this Registration Statement
         99.1     1995 Stock Option/Stock Issuance Plan, as amended